EXHIBIT 99.1

AVX Corporation Announces Preliminary Fourth Quarter and Full Fiscal Year Results

GREENVILLE, S.C. – April 25, 2012 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the fourth quarter and full fiscal year ended March 31, 2012.

Chief Executive Officer and President, John Gilbertson, stated, “We completed our fiscal year with strong fourth quarter results reflecting sequential sales growth over the previous quarter.  Fiscal 2012 included a challenging market environment with continued economic uncertainty.  Our actions to adjust our cost structure and investment in critical materials and equipment allowed for strong operating results during the year. The continuation of the design of more complex electronics throughout the markets we serve is expected to lead to accelerated demand for our products going forward.”

Net sales were $363.2 million for the quarter and $1,545.3 million for the fiscal year ended March 31, 2012. During the quarter ended March 31, 2012, the Company earned $37.4 million, or $0.22 per diluted share, and recorded one-time tax benefits of $11.5 million, or $0.07 per diluted share. Net income for the quarter and fiscal year ended March 31, 2012 was $48.9 million, or $0.29 per diluted share, and $215.3 million, or $1.27 per diluted share, respectively.

Chief Financial Officer, Kurt Cummings, stated, “Operating cash generation continued during the fiscal year. Our balance sheet strength allows maximum flexibility for investments in materials, equipment and people to support our growth and profitability. The Company’s financial position remains exceptionally strong with cash, cash equivalents and short and long-term investments in securities of $1.1 billion and no debt at March 31, 2012.  During the quarter, we paid $12.7 million of dividends to stockholders and spent $2.1 million to repurchase shares of AVX stock on the open market which are held as treasury stock.”

As discussed in the Company’s press release dated April 20, 2012, on April 18, 2012, the Environmental Protection Agency (EPA) issued an enforcement order to the Company to implement ongoing remedial work at the New Bedford Harbor Superfund Site in Massachusetts. The EPA estimates that the net present value of additional costs required to complete the cleanup may be as much as $401 million. The EPA’s enforcement order includes a delayed effective date of sixty days to provide the Company an opportunity to continue discussions with the governments concerning the extent to which the Company would pay for and/or perform the cleanup of the Harbor.  The Company is currently evaluating the EPA’s enforcement order and determining its response and course of action which may include recording a charge related to this matter in results for the fiscal year ended March 31, 2012. Any such charge is not reflected in the quarterly or annual results or balance sheets included in this release.

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION
Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2011	2012	2011	2012
Net sales	$420,138	$363,200	$1,653,176	$1,545,254
Cost of sales	302,373	285,050	1,195,790	1,153,295
Gross profit	117,765	78,150	457,386	391,959
Selling, general & admin. expense	31,692	27,877	123,887	116,408
Environmental charges	8,575	-	8,575	-
Profit from operations	77,498	50,273	324,924	275,551
Other income (expense)	2,197	1,702	9,335	4,354
Income before income taxes	79,695	51,975	334,259	279,905
Provision for taxes	16,435	3,060	90,256	64,600
Net income	$63,260	$48,915	$244,003	$215,305

Basic income per share	$0.37	$0.29	$1.44	$1.27
Diluted income per share	$0.37	$0.29	$1.43	$1.27

Weighted average common
shares outstanding:
Basic	170,112	169,642	170,025	169,886
Diluted	170,581	169,863	170,390	170,134

Results for the three and twelve months ended March 31, 2012 includes $11,528 of one-time income tax benefits primarily attributable to the utilization of U.S. foreign tax credits relating to the Company’s South American and European operations and the reversal of certain state income tax valuation allowances.

Results for the three and twelve months ended March 31, 2011 include pre-tax environmental remediation and related legal costs of $8,575. Results for the three and twelve months ended March 31, 2011 also include a $2,223 one-time income tax benefit attributable to an increase in available U.S. foreign tax credits relating to one of the Company’s European operations.

AVX CORPORATION
Consolidated Condensed Balance Sheets
(unaudited)
(in thousands)

	March 31,	March 31,
	2011	2012
Assets
Cash and cash equivalents	$379,350	$395,284
Short-term investments in securities	398,914	418,133
Available-for-sale securities	2,747	-
Accounts receivable, net	233,783	208,130
Inventories	496,495	566,117
Other current assets	90,826	100,042
Total current assets	1,602,115	1,687,706
Long-term investments in securities	220,835	238,112
Long-term available-for-sale securities	4,490	-
Property, plant and equipment, net	235,659	236,488
Goodwill and other intangibles	245,144	240,928
Other assets	11,239	27,392

TOTAL ASSETS	$2,319,482	$2,430,626

Liabilities and Stockholders' Equity
Accounts payable	$132,633	$103,797
Income taxes payable and accrued expenses	103,032	85,636
Total current liabilities	235,665	189,433
Other liabilities	44,400	57,940

TOTAL LIABILITIES	280,065	247,373

TOTAL STOCKHOLDERS' EQUITY	2,039,417	2,183,253

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,319,482	$2,430,626

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2013, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, costs associated with potential environmental liabilities, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2011, as updated by our subsequent Quarterly Reports on Form 10-Q, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:
AVX Corporation, Greenville
Kurt Cummings
864-967-2150
finance@avx.com